Exhibit 10.2

Prepared by and Return to: Christopher R. Gibson, Esq. Archer & Greiner, P.C. One Centennial Square Haddonfield, NJ 08033

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT
AND FIXTURE FILING

by

SAYREVILLE SEAPORT ASSOCIATES, L.P.,
a Delaware limited partnership,
as Mortgagor,

to and in favor of

NL INDUSTRIES, INC. and NL ENVIRONMENTAL MANAGEMENT SERVICES, INC.,
as Mortgagee

This document serves as a Fixture Filing under the New Jersey Uniform Commercial Code, N.J.S.A. 12A:9-101, et seq.

Mortgagor's Organizational Identification Number 4450800

Location of Property

Borough:  Sayreville
County:  Middlesex County
State:  New Jersey

Lots 1, 4, 5 and 6, Block 257.01
Lot 1, Block 257.02
Lot 1, Block 275.02
Lot 3.04, Block 257

LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT
AND FIXTURE FILING

THIS LEASEHOLD MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is made this 15th day of October, 2008, by SAYREVILLE SEAPORT ASSOCIATES, L.P., a Delaware limited partnership ("Mortgagor"), with its main office at c/o O'Neill Properties Group, L.P., 2701 Renaissance Boulevard, 4th Floor, King of Prussia, Pennsylvania 19406, in favor of NL INDUSTRIES, INC., a New Jersey corporation and NL ENVIRONMENTAL MANAGEMENT SERVICES, INC., a New Jersey corporation, each with offices at 5430 LBJ Freeway, Suite 1700, Dallas, TX  75240
(collectively, "Mortgagee").

ARTICLE 1

Certain Definitions; Granting Clauses; Secured Indebtedness

Section 1.1.  Principal Secured.  This Mortgage secures a loan made by Mortgagee on the date hereof to Mortgagor in the principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), plus such additional amounts as Mortgagee may from time to time advance pursuant to the terms and conditions of this Mortgage, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Mortgage or for the protection of the lien of this Mortgage, together with interest thereon (the “NL Loan”).  Without limiting the scope of the definition of Secured Indebtedness set forth in Section 1.5 hereof, this Mortgage secures accrued and unpaid interest and the unpaid balances of advances made by Mortgagee in accordance with the terms of this Mortgage for the payment of taxes, assessments, maintenance charges and insurance premiums with respect to the Property (as defined below), expenses incurred by Mortgagee for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor.

Section 1.2.  Certain Definitions and Reference Terms.  (a)  In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

"Amended and Restated Agreement of Limited Partnership"  shall have the meaning set forth in the Multi-Party Agreement.

“Bank Loan Agreement” means that certain Loan Agreement of even date herewith by and between Mortgagor, as borrower, and Bank of America, as Administrative Agent and on behalf of itself and on behalf of the other lenders party to the Bank Loan Agreement.

“Bank Loan” means that certain $70,000,000.00 loan from Bank of America, as Administrative Agent and on behalf of itself and on behalf of the other lenders party to the Bank Loan Agreement.

“Bank Loan Documents” means the loan documents executed and delivered in connection with the Bank Loan.

“Bank Mortgage” means that certain first priority Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing of even date herewith securing the Bank Note and from Mortgagor to Bank of America, as Administrative Agent and on behalf of itself and on behalf of the other lenders party to the Bank Loan Agreement.

“Bank Note” means that certain Mortgage Note of even date herewith evidencing the Bank Loan from Mortgagor to Bank of America as Administrative Agent and on behalf of itself and on behalf of the other lenders party to the Bank Loan Agreement.

“C Parcels Easement” shall have the meaning set forth in the Settlement Agreement and Release.

"Ground Lease"  That certain Ground Lease Agreement by and between Mortgagor and SERA.

"Intercreditor Agreement" shall mean that certain Intercreditor, Subordination and Standstill Agreement of even date herewith among Mortgagor, Mortgagee and Bank of America, as Administrative Agent on behalf of itself and on behalf of the other lenders party to the Bank Loan Agreement.

"Mortgagor"  Sayreville  Seaport Associates, L.P., a Delaware limited partnership, and its permitted successors and assigns.

"Multi-Party Agreement" shall mean that certain Multi-Party Agreement of even date herewith by and among Mortgagor, Sayreville Seaport Associates Acquisition Company, LLC, OPG Participation, LLC, J. Brian O’Neill, Mortgagee, Sayreville PRISA II LLC and The Prudential Insurance Company of America, an insurance company organized under the laws of the State of New Jersey acting solely on behalf of, for the benefit of, and with its liability limited to the assets of its insurance company separate account known as PRISA II, except as expressly provided in Section 18 of the Multi-Party Agreement.

"NL Loan" shall have the meaning set forth in Section 1.1.

"NL Loan Documents" shall have the meaning set forth in Section 1.5 hereof.

"NL Note"                          The Mortgage Note dated of even date herewith made by Mortgagor in favor of NL in the principal amount of $15,000,000.00, bearing interest as therein provided, containing a provision for, among other things, the payment of reasonable attorneys' fees and all other notes given in substitution therefore or in modification, supplement, increase, renewal or extension thereof, in whole or in part, all as the same may be from time to time renewed, extended, supplemented, increased or modified and all other notes given in substitution therefore, or in modification, renewal or extension thereof, in whole or in part.

“Parcel B Easement” shall have the meaning set forth in the Settlement Agreement and Release.

"Property” shall have the meaning set forth in Section 1.3 hereof.

"Prudential"  The Prudential Insurance Company of America, a New Jersey corporation.

"Redevelopment Agreement"  shall have the meaning set forth in the Loan Agreement.

“Settlement Agreement and Release” shall mean that certain Reinstated and Amended Settlement and Release dated June 26, 2008 among Mortgagee, Mortgagor, the Sayreville Economic and Redevelopment Agency (“SERA”) and the County of Middlesex, New Jersey (the “County”), as amended by that Amendment to Reinstated and Amended Settlement Agreement and Release dated as of September 25, 2008.

(b)         Any term used or defined in the New Jersey Uniform Commercial Code, as in effect from time to time, and not defined in this Mortgage has the meaning given to the term in the New Jersey Uniform Commercial Code, as in effect from time to time, when used in this Mortgage; provided, however, if a term is defined in Title 9 of the New Jersey Uniform Commercial Code differently than in another title of the New Jersey Uniform Commercial Code, the term has the meaning specified in Title 9.

Section 1.3.  Property.  In consideration of the provisions of this Mortgage and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Mortgagor, Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Mortgagee the following: Mortgagor's interest in the Ground Lease (together with all rights of Mortgagor thereunder), a memorandum which is intended to be file of record with the County Clerk for Middlesex County immediately prior to the recording of this Mortgage and the leasehold estate created thereby in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the "Land") together with Mortgagor's interest under the Ground Lease in and to: (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively the "Improvements"); and (ii) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to (1) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all water and water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises"); (b) Mortgagor's interest under the Ground Lease in and to all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, remediation, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the "Accessories," all of which are hereby declared to be permanent accessions to the Land); (c) all of Mortgagor's right, title and interest, if any, in, under and to (i) any plans and specifications with respect to the redevelopment of the Premises; (ii) Mortgagor's rights, but not liability for any breach by Mortgagor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the NL Loan Documents or from or through any state or federal government sponsored program or entity), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Premises or the Accessories or the operation thereof; (iii) deposits and deposit accounts arising from or related to any transactions related to the Premises or the Accessories (including but not limited to Mortgagor's rights in tenants' security deposits, deposits with respect to utility services to the Premises, and any deposits or deposit accounts or reserves hereunder or under any other NL Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, (including deposit accounts) instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories (without derogation of Article 3 hereof); (vi) as extracted collateral produced from or allocated to the Land including without limitation oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest; and (d) all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the NL Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) all letter of credit rights (whether or not the letter of credit is evidenced by a writing) Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Mortgagor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; and (iv) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate; TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Property"), unto Mortgagee, its successors and assigns, in trust, in fee simple forever, and to the terms, provisions and conditions herein set forth, to secure the obligations of Mortgagor under the NL Note and each of the other Loan Documents and all other indebtedness and matters defined as "Secured Indebtedness" in Section 1.5 of this Mortgage, subject and subordinate to the Bank Mortgage;

PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee with respect to the NL Loan the principal sum, including all additional advances and all other sums payable by Mortgagor to Mortgagee under the terms of the NL Loan Documents, and shall perform or cause to be performed all the other terms, conditions, agreements and provisions contained in each of the NL Loan Documents, all without fraud or delay or deduction or abatement of anything or for any reason, then this Mortgage and the estate hereby granted shall cease, terminate and become void and Mortgagee shall promptly deliver a mortgage satisfaction piece to Mortgagor in recordable form.

Nothing in this Mortgage shall modify, amend or waive any of Mortgagor and Mortgagee’s rights and obligations under the Settlement Agreement and Release.

Section 1.4.  Security Interest.  Mortgagor hereby grants to Mortgagee a security interest in all of Mortgagor's interest in and to the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the "Collateral") to secure the obligations of Mortgagor under the NL Note and the other NL Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Mortgage.  In addition to its rights hereunder or otherwise, Mortgagee shall have all of the rights of a secured party under the New Jersey Uniform Commercial Code as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law.

Section 1.5.  Secured Indebtedness, Notes, Loan Documents, Other Obligations.  This Mortgage is made to secure and enforce the payment and performance of the following promissory note, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time:  (a) the NL Note and (b) all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Mortgagor to Mortgagee now or hereafter incurred or arising pursuant to or permitted by the provisions of the NL Note and this Mortgage, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed in connection with the NL Loan evidenced by the NL Note, including but not limited to any loan or credit agreement, letter of credit or reimbursement agreement, tri-party financing agreement, the Intercreditor Agreement, the Multi-Party Agreement, or among Mortgagor and Mortgagee pertaining to the repayment or use of the proceeds of the loan evidenced by the NL Note (the NL Note and this Mortgage as either of them may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the "NL Loan Documents").  The indebtedness referred to in this Section 1.5 is hereinafter sometimes referred to as the "Secured Indebtedness" or the "indebtedness secured hereby."

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1.  Mortgagor represents, warrants, and covenants as follows:

(a)       Payment and Performance.  Mortgagor will make due and punctual payment of the Secured Indebtedness or shall cause the same to be due and punctually paid.  Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and will not permit a default to occur hereunder.  Time shall be of the essence in this Mortgage.

(b)       Title and Permitted Encumbrances.  Mortgagor has, in Mortgagor's own right, and Mortgagor covenants to maintain, lawful, good and marketable title to its interest in the Ground Lease and the leasehold estate created thereby together with all other Property subject to this Mortgage.  Mortgagor is lawfully seized and possessed of the Property and every part thereof, and has the right to convey its interest in the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the Bank Mortgage; (ii) the matters, if any, set forth in Schedule B-II of the "marked-up" title commitment of Title Insurance Company No. ____________ (last revised October 9, 2008), which are Permitted Encumbrances (as hereinafter defined) only to the extent the same are valid and subsisting and affect the Property, (iii) the liens and security interests evidenced by this Mortgage, (iv) the C Parcels Easement and the Parcel B Easement; (v) statutory liens for real estate taxes and assessments on the Property which are not yet due and payable without premium or penalty; (vi) other liens and security interests (if any) in favor of Mortgagee and (vii) SERA's fee interest in the Premises (the matters described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) being herein called the "Permitted Encumbrances").  Mortgagor, and Mortgagor's successors and assigns, will warrant specially and forever defend title to the Property, subject as aforesaid, to Mortgagee and its successors and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof by, through or under Mortgagor.  Mortgagor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Mortgagee.  Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Mortgagee of any existing or future violation or other breach thereof by Mortgagor, by the Property or otherwise.  If any right or interest of Mortgagee in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Mortgagee (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Mortgagee, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims.  All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Mortgagee, and Mortgagee shall be subrogated to all rights of the person receiving such payment.

(c)       Taxes and Other Impositions.  Mortgagor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable without premium or penalty, including but not limited to all real estate taxes assessed against the Property or any part thereof, and shall deliver promptly to Mortgagee such evidence of the payment thereof as Mortgagee may require.  Notwithstanding the foregoing, Mortgagor shall not be required to pay any such taxes, assessments, charges or other levies so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) Mortgagor notifies Mortgagee in advance that Mortgagor intends to initiate such proceedings, (b) such proceedings operate to prevent the collection of, or other realization upon, the taxes, assessments, charges or other levies so contested, (c) there will be no sale, forfeiture or loss of the Property during the contest, (d) Mortgagee shall not be subjected to any claim, cost, liability or expense as a result thereof, and (e) Mortgagor provides assurances satisfactory to Mortgagee (including, without limitation, the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such taxes, assessments, charges and other levies in the event Mortgagor is unsuccessful in its contest.  Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all claims, cost, liability or expense as a result thereof or in connection therewith.  Promptly after the settlement or conclusion of such contest or action, Mortgagor shall pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

(d)           Insurance.  Mortgagor shall obtain and maintain at Mortgagor's sole expense: (1) mortgagee title insurance issued to Mortgagee covering the Premises as required by Mortgagee, without exception for mechanics' liens; (2) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in "Special Form" (also known as "all-risk") coverage and against any and all acts of terrorism and such other insurable hazards as Mortgagee may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Mortgagor and Mortgagee from becoming a coinsurer, such insurance to be in "builder's risk" completed value (non-reporting) form during and with respect to any construction on the Premises; (3) if and to the extent any portion of the Improvements are, under the Flood Disaster Protection Act of 1973 ("FDPA"), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Mortgagee, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (4) general liability insurance, on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability,, for the benefit of Mortgagor and Mortgagee as additional insured; (5) statutory workers' compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Mortgagee) covering all the employees of Mortgagor and any contractor; (6) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause 4 above, for the benefit of the general contractor as named insured and Mortgagor and Mortgagee, as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employee’s liability insurance, if required by Mortgagee) covering all the employees of the general contractor and any contractor, and (7); such other insurance on the Property and endorsements as may from time to time be reasonably required by Mortgagee (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.  All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and, and in forms satisfactory to Mortgagee, and shall require not less than ten (10) days' prior written notice to Mortgagee of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Mortgagee of any other cancellation or any changes of coverage.  All insurance companies must be licensed to do business in the State of New Jersey and must have an A.M Best Company financial and performance rating of A-:IX or better.  All insurance policies maintained, or caused to be maintained, by Mortgagor with respect to the Property, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Mortgagor or Mortgagee and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.  If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Mortgage or any other NL Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, bankruptcy, receivership or similar proceeding or if in Mortgagee's reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Mortgagor shall, in each instance promptly upon its discovery thereof or upon the request of Mortgagee therefor and at Mortgagor's expense, promptly obtain and deliver to Mortgagee a like policy (or, if and to the extent permitted by Mortgagee, a acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Mortgage.  Without limiting the discretion of Mortgagee with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Mortgagee as mortgagee with loss proceeds payable to Mortgagee notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Mortgagee under the Nl Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the NL Loan Documents.  A copy of a satisfactory certificate of insurance acceptable to Mortgagee shall be delivered to Mortgagee at the time of execution of this Mortgage, with all premiums fully paid current, and each renewal or substitute policy (or certificate of insurance) shall be delivered to Mortgagee, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces.  Mortgagor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Mortgagee evidence satisfactory to Mortgagee of the timely payment thereof.  If any loss occurs at any time when Mortgagor has failed to perform Mortgagor's covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property whether or not such insurance is required by Mortgagee, Mortgagee shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Mortgagor, to the same extent as if it had been made payable to Mortgagee.  Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Mortgagor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies.  Mortgagee shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property, regardless of whether or not such insurance policies are required by Mortgagee, and the expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Mortgagee on demand.  Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Mortgagor.  Any such proceeds received by Mortgagee shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys' fees, at Mortgagee's option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Mortgagee) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee (subject to the terms of the Intercreditor Agreement), in its sole discretion, may elect, whether or not due.  In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.  Mortgagor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property.

(e)       Reserve for Insurance, Taxes and Assessments.  Upon request of Mortgagee following the occurrence of any Default, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such obligations, Mortgagor will deposit with Mortgagee a sum equal to real estate taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year, all as reasonably estimated by Mortgagee and prorated to the end of the calendar month following the month during which Mortgagee's request is made, and thereafter will deposit with Mortgagee, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Mortgagee) to permit Mortgagee to pay at least fifteen (15) days prior to the date when penalties would accrue thereon, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance.  Mortgagee shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments.  Any excess over the amounts required for such purposes shall be held by Mortgagee for future application to taxes and assessments or refunded to Mortgagor, at Mortgagee's option, and any deficiency in such funds so deposited shall be made up by Mortgagor upon demand of Mortgagee.  All such funds so deposited shall bear no interest, may be commingled with the general funds of Mortgagee and shall be applied by Mortgagee toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Mortgagee by Mortgagor (which statements shall be presented by Mortgagor to Mortgagee a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, which remains uncured, such funds may at Mortgagee's option be applied to the payment of the Secured Indebtedness in the order determined by Mortgagee in its sole discretion, and that Mortgagee may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto.  The conveyance or transfer of Mortgagor's interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Mortgagor's interest in and rights to such funds held by Mortgagee under this paragraph but subject to the rights of Mortgagee hereunder.

(f)       Condemnation.  Mortgagor shall notify Mortgagee immediately of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Mortgagor shall, at Mortgagor's expense, diligently prosecute any such proceedings.  Mortgagee shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice.  Mortgagee shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Property.  Mortgagor shall, promptly upon written request of Mortgagee, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Mortgagee to collect and receipt for any such sums.  All such sums are hereby assigned to Mortgagee, and shall, after deduction therefrom of all reasonable expenses actually incurred by Mortgagee, including reasonable attorneys' fees, at Mortgagee's option be (1) released to Mortgagor, or (2) applied (upon compliance with such reasonable terms and conditions as may be required by Mortgagee) to repair or restoration of the Property so affected, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Mortgagee, in its sole discretion, may elect, whether or not due.  In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused.  Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor.  Mortgagee is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree.  All reasonable costs and expenses (including but not limited to attorneys' fees) incurred by Mortgagee in connection with any condemnation shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(g)       Compliance with Legal Requirements.  The Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with all applicable Legal Requirements (hereinafter defined).  Mortgagor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Mortgage to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement.  No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance.  Mortgagor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property.

If Mortgagor receives a written notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Legal Requirement, Mortgagor will promptly furnish a copy of such notice or claim to Mortgagee.  As of the date hereof, Mortgagor has received no notice and has no knowledge of any such noncompliance.  As used in this Mortgage:  (i) the term "Legal Requirement" means any Law (hereinafter defined), agreement, covenant, restriction, easement or condition (including, without limitation of the forgoing, any condition or requirement imposed by an insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future, including, without limitation the Project Environmental Agreements; and (ii) the term "Law" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

(h)       Maintenance, Repair and Restoration.  Mortgagor will keep the Improvements in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate.  Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Mortgagee, (i) remove from the Property any fixtures or personal property covered by this Mortgage except such as is replaced by Mortgagor by an article of equal suitability and value, owned by Mortgagor, free and clear of any lien or security interest (except that created by this Mortgage), or (ii) make any structural alteration to the Property or any other alteration thereto which impairs the value thereof.  If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Mortgagor shall give prompt notice thereof to Mortgagee and, to the extent insurance and/or condemnation proceeds (if any) shall be made available to Mortgagor for such purpose pursuant to the terms hereof, Mortgagor shall promptly, at Mortgagor's sole cost and expense, commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

(i)       No Other Liens.   Except for the Bank Mortgage and the Permitted Exceptions, Mortgagor will not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Mortgagee, Mortgagor will cause the same to be promptly discharged and released.  Subject to the terms of the Ground Lease, Mortgagor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Mortgagee.  If Mortgagee consents to the voluntary grant by Mortgagor of any mortgage, lien, security interest, or other encumbrance (hereinafter called "Subordinate Mortgage") covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Mortgage and all Leases (hereinafter defined); (2) if any action shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Mortgagee; (3) Rents (hereinafter defined), if collected by or for the Mortgagee of the Subordinate Mortgage, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Mortgagee may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage; (4) written notice of default under the Subordinate Mortgage and written notice of the commencement of any action to foreclose or otherwise enforce the Subordinate Mortgage or to seek the appointment of a receiver for all or any part of the Property shall be given to Mortgagee with or immediately after the occurrence of any such default or commencement; and (5) neither the Mortgagee of the Subordinate Mortgage, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Mortgagor's rights hereunder without the prior written consent of Mortgagee.

(j)       Operation of Property.  Mortgagor will operate the Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith.  Upon the completion of the construction of improvements thereon, Mortgagor will keep the Property occupied so as not to impair the insurance carried thereon.  Mortgagor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Mortgagor will not use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement.  Mortgagor will not impose any easement (except utility easements executed by Mortgagor in connection with the development of the Property), restrictive covenant or encumbrance upon the Property (except for the Bank Mortgage and the Permitted Encumbrances), execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed.  Mortgagor will not do or suffer to be done any act whereby the value of any part of the Property may be lessened.  Mortgagor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property.  Without the prior written consent of Mortgagee, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.  Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid.

(k)       Financial Matters. Mortgagor is solvent after giving effect to all borrowings contemplated by the Bank Loan Documents and the NL Loan Documents and no proceeding under any Debtor Relief Law (hereinafter defined) is pending (or to Mortgagor’s knowledge threatened) by or against Mortgagor, of any Affiliate of Mortgagor as debtor.  For the purposes of this paragraph, “Mortgagor” shall also include any person liable directly or indirectly for the Secured Indebtedness or any part thereof and any joint venturer, member or general partner of Mortgagor.

(l)       Status of Mortgagor; Suits and Claims; NL Loan Documents.  If Mortgagor is a corporation, partnership, limited liability company, or other legal entity, Mortgagor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in the state in which the Property is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property.  Each NL Loan Document executed by Mortgagor has been duly authorized, executed and delivered by Mortgagor, and the obligations thereunder and the performance thereof by Mortgagor in accordance with their terms are and will continue to be within Mortgagor's power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any Legal Requirement (subject, however, to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity) or any other document or agreement to which Mortgagor or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Mortgagor, or any other person liable, directly or indirectly, for any of the Secured Indebtedness, except as expressly contemplated by the NL Loan Documents.  There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Mortgagor's knowledge, threatened) which affects the Property (including, without limitation, any which challenges or otherwise pertains to Mortgagor's title to the Property) or the validity, enforceability or priority of any of the NL Loan Documents.  There is no judicial or administrative action, suit or proceeding pending (or, to Mortgagor's knowledge, threatened) against Mortgagor or against any other person liable directly or indirectly for the Secured Indebtedness, except as has been disclosed in writing to Mortgagee in connection with the NL Loan.  The NL Loan Documents constitute legal, valid and binding obligations of Mortgagor enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws (hereinafter defined) and except as the availability of certain remedies may be limited by general principles of equity.  Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder).  The loan evidenced by the Note was made solely to acquire or carry on a business or commercial enterprise, and is not for personal, family, household or agricultural purposes, and Mortgagor is a business or commercial organization.  Mortgagor further warrants that the proceeds of the Notes shall be used for commercial purposes and stipulates that the loans evidenced by the Notes shall be construed for all purposes as commercial loans.  Mortgagor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, unless Mortgagor shall have notified Mortgagee of such change prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of further perfecting or protecting the lien and security interest of Mortgagee in the Property.  Mortgagor's principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Property, has for the preceding four months been and will continue to be (unless Mortgagor notifies Mortgagee of any change in writing prior to the date of such change) the address of Mortgagor set forth at the end of this Mortgage.  Mortgagor's organizational identification number assigned by the state of incorporation or organization is correctly set forth on the first page of this Mortgage.  Mortgagor shall promptly notify Mortgagee of any change of its organizational identification number.

(m)             Further Assurances.  Mortgagor will, promptly on request of Mortgagee, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other NL Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Mortgage and the other NL Loan Documents, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as reasonably deemed advisable by Mortgagee to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Mortgagee to enable Mortgagee to comply with the requirements or requests of any agency having jurisdiction over Mortgagee or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Property.  Mortgagor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.

(n)       Fees and Expenses.  Without limitation of any other provision of this Mortgage or of any other NL Loan Documents and to the extent not prohibited by applicable law, Mortgagor will pay, and will reimburse to Mortgagee on demand to the extent paid by Mortgagee: (i) all appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, reasonable attorneys' fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket costs and expenses of every character reasonably incurred by Mortgagor or Mortgagee in connection with the preparation of the NL Loan Documents, the evaluation, closing and funding of the loans evidenced by the NL Loan Documents, and any and all amendments and supplements to this Mortgage or the NL Note or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Mortgagor as lessee, and ultimately, owner of the Property; and (ii) all out of pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Mortgagor, hereunder or under any other NL Loan Document .

(o)       Taxes on NL Note or Mortgage.  Mortgagor will promptly pay all income, franchise and other taxes owing by Mortgagor and any stamp, documentary, recordation and transfer taxes or other taxes (excluding income taxes imposed upon the income of Mortgagee) (unless such payment by Mortgagor is prohibited by law) which may be required to be paid with respect to the NL Note, this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness.  In the event of the enactment after this date of any law of any governmental entity applicable to Mortgagee, the NL Note, the Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the Secured Indebtedness or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Secured Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

(p)       Statement Concerning Mortgage, Etc.  Mortgagor shall at any time and from time to time furnish within fifteen (15) days of written request by Mortgagee a written statement in such form as may be required by Mortgagee stating that to the best of the Mortgagor's knowledge (i) this Mortgage and the other NL Loan Documents executed by Mortgagor are valid and binding obligations of Mortgagor, enforceable against Mortgagor in accordance with their terms; (ii) this Mortgage and the other NL Loan Documents have not been released, subordinated or modified; and (iii) there are no offsets or defenses against the enforcement of this Mortgage or any other NL Loan Document.  If any of the foregoing statements are untrue, Mortgagor shall, alternatively, specify the reasons therefor.

       (q)           Covenants, Representation and Warranties Concerning the Ground Lease.  Mortgagor covenants, represents and warrants that:

(i)           The Ground Lease or a memorandum thereof has been duly recorded.  The Ground Lease is in full force and effect in accordance with the terms thereof and has not been modified.  There are no existing defaults by any party to the Ground Lease thereunder (or events which would constitute a default but for the giving of notice and/or the passage of time).  Mortgagor is the owner of the leasehold estate created by the Ground Lease and has the right and authority to mortgage the same to Mortgagee hereunder without the need to obtain the consent of any person, including SERA or, if needed, such consent has been obtained.  In the event that Mortgagee acquires title to Mortgagor's interest in the Ground Lease, by foreclosure or assignment in lieu or under a new lease, Mortgagee may assign the Ground Lease (or such new lease, as applicable) and shall be released from all liability under the Ground Lease (or a new lease, as applicable), from and after the date Mortgagee provides the ground lessor under the Ground Lease with a copy of an agreement executed by the assignee wherein such assignee agrees to assume all of the obligations of the Mortgagee under the Ground Lease.

(ii)           Mortgagor shall not surrender the leasehold estate created under the Ground Lease or its interest herein described, nor terminate or cancel the Ground Lease, and will not without the express written consent of Mortgagee modify, change, supplement, alter or amend the Ground Lease either orally or in writing, in any way, and as further security for the performance of the covenants herein and in the Ground Lease contained, Mortgagor hereby assigns to Mortgagee all of its rights, privileges and prerogatives as under the Ground Lease to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, in any way any.  Mortgagor acknowledges and agrees that any termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, in any way, without the prior written consent thereto by Mortgagee shall be void and of no force and effect.  Mortgagor shall furnish to Mortgagee, simultaneously with the giving thereof as hereinafter provided in this sentence, copies of any notices of default by the ground lessor under the Ground Lease which Mortgagor may give SERA or any ground lessor thereunder.  Mortgagor covenants with Mortgagee that it shall observe and perform each and every term, covenant, agreement and condition set forth in the Ground Lease to be observed and/or performed by Mortgagor, as tenant thereunder.  Mortgagee shall have the right to declare the occurrence of a Default under this Mortgage in the event of a default in or breach of the performance by Mortgagor under the Ground Lease, of any of the terms, covenants, or conditions contained in the Ground Lease.

(iii)           If there shall be filed by or against the Mortgagor a petition under the Bankruptcy Code, 11 U.S.C. §101 et seq., and the Mortgagor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to Section 365(a) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee not less than ten (10) ten days' prior notice of the date on which the Mortgagor shall apply to the bankruptcy court for authority to reject the Ground Lease.  The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor within such ten (10) day period a notice stating that (A) the Mortgagee demands that the Mortgagor assume and assign the Ground Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code and (B) the Mortgagee may, in its discretion and if deemed prudent by the Mortgagee, cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease.  If the Mortgagee serves upon the Mortgagor the notice described in the preceding sentence, the Mortgagor shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (A) of the preceding sentence within 30 days after the notice shall have been given.

(iv)           No release or forbearance of any of Mortgagor's obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release Mortgagor from any of the Mortgagor's obligations under this Mortgage, including obligations with respect to the payment of rent if provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease, to be kept, performed and complied with by the tenant therein.

(v)           Mortgagor will at all times fully perform and comply with all agreements, covenants, terms and conditions imposed upon or assumed by the tenant under the Ground Lease, and if Mortgagor shall fail so to do, Mortgagee may (but shall not be obligated to) take any action Mortgagee deems necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of the tenant's covenants or obligations under the Ground Lease.  Mortgagor shall furnish to Mortgagee immediately upon receipt thereof copies of any notices of default under the Ground Lease received by Mortgagor from the ground lessor under the Ground Lease, whether or not the ground lessor is required under the Ground Lease to give any such notices to Mortgagee, and if any such notices are given to them orally by the ground lessor, Mortgagor shall immediately furnish full particulars thereof to Mortgagee in writing.  Upon receipt by Mortgagee from the ground lessor under the Ground Lease, or upon receipt from Mortgagor, as aforesaid, of any such notice of default under the Ground Lease, Mortgagee may rely thereon and may, but in no case is obligated to, take any action to cure such default even though the existence or nature of such default shall be questioned or denied by Mortgagor, or by any party on behalf of Mortgagor.  Mortgagor hereby expressly grants to Mortgagee and agrees that Mortgagee shall have absolute and immediate right to enter in and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Mortgagor.  Mortgagee may pay and extend such sums of money as Mortgagee in its sole discretion deems necessary for any such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of each such payment at the Past Due Rate (as such term is defined in the NL Note).  All sums so paid and expended by Mortgagee, and the interest thereon, shall be added to and be secured by the lien of this Mortgage.

(vi)           Mortgagor shall furnish to Mortgagee, immediately upon request, any and all information concerning the performance by Mortgagor of its obligations under the Ground Lease, and shall permit Mortgagee or its agent at all reasonable times to make investigation or examination concerning such performance and information.  Mortgagor will promptly deposit with Mortgagee (to be held by Mortgagee at its option until the lien of this Mortgage shall be released) any and all documentary evidence received by it showing compliance with the provisions of the Ground Lease and an exact copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Ground Lease which may concern or affect the estate of the ground lessor or tenant under the Ground Lease or the interest of Mortgagee hereunder.  In furtherance of, and without limiting the foregoing, Mortgagor shall provide Mortgagee with a contemporaneous exact copy of all written communications sent to or received from the ground lessor under the Ground Lease and shall give Mortgagee an immediate written explanation of all oral communications sent to or received from the ground lessor under the Ground Lease of a material nature or which involves a claimed breach or default under the Ground Lease by either ground lessor or the Mortgagor.  Mortgagor will take all reasonable steps, including legal proceedings, to protect its own right, title and interest in any of the Property and to enable Mortgagee to defend its interest therein.  Without limitation, if any action, proceeding, motion or notice shall be commenced or filed in respect to the Ground Lease or the Property in connection with any case under the Bankruptcy Code, 11 U.S.C. §101 et seq., Mortgagee shall have the option, to the exclusion of Mortgagor, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee's choice, but Mortgagee shall consult with and advise Mortgagor, from time to time of the progress of any such litigation.  Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith.  Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings.  Any such costs or expenses not paid by Mortgagor as aforesaid shall be secured by the lien of this Mortgage and shall be added to the principal amount of the indebtedness secured hereby.  Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Ground Lease in any such case under Debtor Relief Laws (as such term is defined in the Loan Agreement) without the prior written consent of Mortgagee.

(vii)           The lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to subsection 365(h) of the Bankruptcy Code, 11 U.S.C. §365(h), including, without limitation, all of Mortgagor's rights to remain in possession of the Premises thereunder.  Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Ground Lease as terminated under subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. §365(h)(1), and any such election made without Mortgagee's prior written consent shall be void.

(ix)           Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of its claims and rights to the payment of damages arising from any rejection by the ground lessor of the Ground Lease under the Bankruptcy Code, 11 U.S.C. §101 et seq.  Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the ground lessor under any Debtor Relief Laws.  This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full.

(x)           Unless Mortgagee shall otherwise expressly consent in writing, the fee title to the property demised by the Ground Lease and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of such estates either in the ground lessor or the Mortgagor or in a third party by purchase or otherwise.

(xi)           Mortgagor hereby represents and warrants each of the following with respect to the Ground Lease:

(A)           The Ground Lease requires the ground lessor under the Ground Lease to give notice of any default by the Mortgagor to the Mortgagee; or the Ground Lease, or an estoppel letter received by the Mortgagee from the ground lessor under the Ground Lease and further provides that notice of termination given under the Ground Lease is not effective against the Mortgagee unless a copy of the notice has been delivered to the Mortgagee in the manner described in the Ground Lease.

(B)           The Ground Lease or an estoppel letter received by the Mortgagee from the ground lessor under the Ground Lease, provides Mortgagee a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the Mortgagee under the Ground Lease) to cure any default under the Ground Lease that is curable, after the receipt of notice of any the default, before the ground lessor may terminate the Ground Lease.

(C)           The Ground Lease has a term that extends not less than twenty (20) years beyond the maturity date of the Loan.

(D)           The Ground Lease requires the ground lessor to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in any bankruptcy proceeding, provided that the Mortgagee cures any defaults that are susceptible to being cured by the Mortgagee.

(E)           The Ground Lease required that within ten (10) days after written notice by Mortgagor or Mortgagee, the ground lessor under the Ground Lease shall execute, acknowledge and deliver to Mortgagee, a statement in writing certifying that the Ground Lease is unmodified and in full force and effect, setting for the dates to which the rent and other charges payable by Mortgagor have been paid, and the amount thereof, whether the ground lessor under the Ground Lease has knowledge of any existing default by Mortgagor or notice of default served by ground lessor upon Mortgagor and stating the nature of any such defaults, and any other information the Mortgagee may reasonably request.

(F)           The Ground Lease expressly acknowledges that the Mortgagee will be named as a first mortgagee on the Mortgagor's casualty insurance policy and as an additional insured on Mortgagor's general liability insurance.

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(G)           The Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

(H)           The Ground Lease provides that no amendments, changes, cancellations, alterations, surrender, or modifications may be made to the Ground Lease without the consent of the Mortgagee.

(xii)    In the event that the ground lessor's interest and estate in, to or under the Ground Lease or the Premises is held or owned by the same person or entity which holds or owns the Mortgagor's interest and estate in, to or under the Ground Lease or the Premises, the lien, right, title and interest under and pursuant to this Mortgage shall at the election of Mortgagee, evidenced by the filing of a recorded instrument stating the same, automatically, without any further documentation, extend to and shall be spread to and over the fee simple estate in and to the Premises and shall be and constitute a fee simple mortgage.

    (r)    Indemnification.

(i) Mortgagor will indemnify and hold harmless Mortgagee from and against, and reimburse Mortgagee on demand for, any and all Indemnified Matters (hereinafter defined).  For purposes of this paragraph (r), the term "Mortgagee" shall include the directors, officers, partners, employees and agents of Mortgagee and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Mortgagee.  Without limitation, the forgoing indemnities shall apply to each indemnified person with respect to matters which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified person. Any amount to be paid under this paragraph (r) by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.  Nothing in this paragraph, elsewhere in this Mortgage or in the Note shall limit or impair any rights or remedies of Mortgagee (including without limitation any rights of contribution or indemnification) against Mortgagor or any other person under any other provision of this Mortgage or the Note.

    (ii)             As used herein, the term "Indemnified Matters" means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Mortgagee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Mortgage or the Note, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any the Note, any breach by Mortgagor of any representation, warranty, covenant, agreement or condition contained in this Mortgage or in the Note, any default as defined herein, any claim under or with respect to any Lease (hereinafter defined).  The term "Release Date" as used herein means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released or satisfied of record, or (ii) the date on which the lien of this Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Mortgagor and Mortgagor's heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice.  The indemnities in this paragraph (r) shall not terminate upon the Release Date or upon the release, satisfaction, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness, the discharge and satisfaction or release of this Mortgage and the Note, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.  Notwithstanding the foregoing the indemnities in the paragraph (r) shall terminate and be of no further force or effect in the event that no claim for Indemnified Matters shall be asserted, or action therefor instituted, prior to the expiration of the statutory period of limitations under applicable Law following the Release Date.

Section 2.2.  Performance by Mortgagee on Mortgagor's Behalf.  Mortgagor agrees that, if Mortgagor fails, after the expiration of any applicable grace and/or cure period, to perform any act or to take any action which under any NL Loan Document Mortgagor is required to perform or take, or to pay any money which under any NL Loan Document Mortgagor is required to pay, and whether or not the failure then constitutes a default hereunder or thereunder, and whether or not there has occurred any default or defaults hereunder or the Secured Indebtedness has been accelerated, Mortgagee, in Mortgagor's name or its own name, may, but shall not be obligated to, after reasonable written notice to Mortgagor under the circumstances, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Mortgagee, with interest thereon at the Past Due Rate set forth in the NL Note, and any money so paid by Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee (which obligation Mortgagor hereby promises to pay), shall be a part of the indebtedness secured hereby, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment.  Mortgagee and its designees shall have the right to enter upon the Property at any time and from time to time, after reasonable notice to Mortgagor, for any such purposes.  No such payment or performance by Mortgagee shall waive or cure any default or waive any right, remedy or recourse of Mortgagee.  Any such payment may be made by Mortgagee in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof.  Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at the Past Due Rate but never in excess of the maximum nonusurious amount permitted by applicable law, which interest shall be payable to Mortgagee on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby.  The amount and nature of any expense by Mortgagee hereunder and the time when paid shall be fully established by the certificate of Mortgagee or any of Mortgagee's officers or agents.

Section 2.3.  Absence of Obligations of Mortgagee with Respect to Property.  Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of "Property" and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Mortgagor's rights, title and interests therein but not Mortgagor's obligations, duties or liabilities pertaining thereto, (ii) Mortgagee neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of "Property" herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Mortgagee may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Mortgagee's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto.  Without limiting the generality of the foregoing, it is understood and agreed that Mortgagee shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Mortgagee elects otherwise by written notification.  Notwithstanding the foregoing, the terms of this Section 2.3 shall not amend, modify or waive any of Mortgagee’s obligations with respect to the Property set forth in the Settlement Agreement and Release.

Section 2.4.   Authorization to File Financing Statements; Power of Attorney.  Mortgagor hereby authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without signature of Mortgagor as authorized by applicable law, as applicable to the Collateral required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. For the purpose of such filings, Mortgagor agrees to furnish any information reasonably requested by Mortgagee promptly upon request by Mortgagee.  Mortgagor also ratifies its authorization for Mortgagee to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Mortgage.  Mortgagor hereby irrevocably constitutes and appoints Mortgagee and any officer or agent of Mortgagee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Mortgagor or in Mortgagor’s own name to execute in Mortgagor’s name any such financing statements, amendments and continuation statements and to otherwise carry out the purposes of this Section 2.4, to the extent that Mortgagor’s authorization above is not sufficient.  To the extent permitted by law, Mortgagor hereby ratifies all acts said attorneys-in-fact shall lawfully do, have done in the past or cause to be done in the future by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE 3

Assignment of Rents and Leases

Section 3.1.  Assignment.  Mortgagor hereby unconditionally, absolutely and presently sells, grants, transfers, releases, conveys and assigns to Mortgagee all Rents (hereinafter defined) and all of Mortgagor's rights in and under all Leases (hereinafter defined).  This grant, transfer, assignment and conveyance of Leases gives Mortgagee the present unconditional and absolute right and title to the Leases and Rents and to collect and receive the Rents. So long as no Default has occurred, which remains uncured, Mortgagor shall have a license (which license shall terminate automatically and without further notice upon the occurrence of a Default), in the place and stead of Mortgagee, to collect, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Mortgagee and to otherwise deal with all Leases as permitted by this Mortgage.  Each month, provided no Default has occurred, which remains uncured, Mortgagor may retain such Rents as were collected that month and may use and enjoy such Rents free of any trust for Mortgagee.  Upon the revocation of such license, all Rents shall be paid directly to Mortgagee and not through the Mortgagor, all without the necessity of any further action by Mortgagee, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property or any action for the appointment of a receiver.  Mortgagor, during the continuance of any Default, hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee, without further consent of Mortgagor, without any obligation of such tenants to determine whether a Default has in fact occurred and regardless of whether Mortgagee has taken possession of any portion of the Property, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants.  Any such payments to Mortgagee shall constitute payments to Mortgagor under the Leases, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact to do all things which Mortgagor might reasonably otherwise do with respect to the Property and the Leases thereon, including, without limitation, (i) collecting Rents with or without suit and applying the same, less expenses of collection, to any of the obligations secured hereunder or to expenses of operating and maintaining the Property (including reasonable reserves for anticipated expenses), at the option of the Mortgagee, all in such manner as may be determined by Mortgagee, or at the option of Mortgagee, holding the same as security for the payment of the Secured Indebtedness, (ii) leasing, in the name of Mortgagor, the whole or any part of the Property which may become vacant, and (iii) employing agents therefor and paying such agents reasonable compensation for their services; provided, however, that Mortgagee shall exercise such rights as attorney-in-fact only subsequent to the occurrence of a Default under the terms of the Notes or this Mortgage, which remains uncured.  The curing of such Default, unless other Defaults also then exist, shall entitle Mortgagor to recover its aforesaid license to do any such things which Mortgagor might otherwise do with respect to the Property and the Leases thereon and to again collect such Rents.  The powers and rights granted in this paragraph shall be in addition to the other remedies herein provided for upon the occurrence of a Default and may be exercised independently of or concurrently with any of said remedies.  Nothing in the foregoing shall be construed to impose any obligation upon Mortgagee to exercise any power or right granted in this paragraph or to assume any liability under any Lease of any part of the Property and no liability shall attach to Mortgagee for failure or inability to collect any Rents under any such Lease.  The assignment contained in this Section shall automatically become null and void upon the release or satisfaction of record of this Mortgage.  As used herein: (i) "Lease" means each existing or future lease, sublease (to the extent of Mortgagor's rights thereunder) or other agreement under the terms of which any person has or acquires any right to occupy or use the Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder, and all extensions, renewals, modifications and replacements of each such lease, sublease, agreement or guaranty; and (ii) "Rents" means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Property or arising from the use or enjoyment of any portion thereof or from any Lease, including but not limited to the proceeds from any negotiated lease termination or buyout of such Lease, liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Mortgagor's rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law (hereinafter defined), together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction or renovation of the Property.

Section 3.2.  Covenants, Representations and Warranties Concerning Leases and Rents.  Mortgagor covenants, represents and warrants that: (a) Mortgagor has good title to, and is the owner of the entire landlord's interest in, the Leases and Rents hereby assigned and authority to assign them; (b) to the extent that any Leases currently exist, all such Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c)  neither Mortgagor nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease) or is the subject of any bankruptcy, insolvency or similar proceeding; (d) except as provided in the NL Loan Documents and unless otherwise stated in a Permitted Encumbrance, Mortgagor has not or will not assign, mortgage, pledge or otherwise encumber any of the Rents or Leases and no other person has or will acquire any right, title or interest in such Rents or Leases; (e) no Rents have been waived, released, discounted, set off or compromised; (f) except as stated in the Leases, Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (g) Mortgagor shall perform all of its obligations under the Leases and enforce the tenants' obligations under the Leases to the extent enforcement is prudent under the circumstances; (h) Mortgagor will not without the prior written consent of Mortgagee, enter into any Lease after the date hereof, or waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease, or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (i) Mortgagor will not, except in good faith where the tenant is in material default thereunder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more unless promptly after the cancellation or surrender a new Lease of such premises is made with a new tenant having a credit standing, in Mortgagee's reasonable judgment, at least equivalent to that of the tenant whose Lease was canceled, on substantially the same terms as the terminated or canceled Lease; (j) Mortgagor will not execute any Lease except in accordance with the Bank Loan Documents and for actual occupancy by the tenant thereunder; (k) Mortgagor shall give prompt notice to Mortgagee, as soon as Mortgagor first obtains notice, of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, excluding, however, notices of default under residential Leases, and Mortgagor shall defend, at Mortgagor's expense, any proceeding pertaining to any Lease, including, if Mortgagee so requests, any such proceeding to which Mortgagee is a party; (l) Mortgagor shall as often as requested in writing by Mortgagee, within ten (10) days of each request, deliver to Mortgagee a complete rent roll of the Property in such detail as Mortgagee may reasonably require and financial statements of the tenants, subtenants and guarantors under the Leases to the extent available to Mortgagor, and deliver to such of the tenants and others obligated under the Leases specified by Mortgagee written notice of the assignment in Section 3.1 hereof in form and content satisfactory to Mortgagee; (m) promptly upon written request by Mortgagee, Mortgagor shall deliver to Mortgagee executed originals of all Leases and copies of all records relating thereto; (n) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Mortgagee; and (o) Mortgagee may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lien mortgagee; and nothing herein shall be construed as subordinating this Mortgage to any Lease.

Section 3.3.  Estoppel Certificates.  All Leases shall require the tenant to execute and deliver to Mortgagee an estoppel certificate in customary form within ten (10) days after written notice from the Mortgagee.

Section 3.4.  No Liability of Mortgagee.  Mortgagee's acceptance of this assignment shall not be deemed to constitute Mortgagee a "mortgagee in possession," nor obligate Mortgagee to appear in or defend any proceeding relating to any Lease or to the Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not as such delivered to and accepted by Mortgagee.  Mortgagee shall not be liable for any injury or damage to person or property in or about the Property, or for Mortgagee's failure to collect or to exercise diligence in collecting Rents, but shall be accountable only for Rents that it shall actually receive.  Neither the assignment of Leases and Rents nor enforcement of Mortgagee's rights regarding Leases and Rents (including collection of Rents) nor possession of the Property by Mortgagee nor Mortgagee's consent to or approval of any Lease (nor all of the same), shall render Mortgagee liable on any obligation under or with respect to any Lease or constitute affirmation of, or any subordination to, any Lease, occupancy, use or option.

If Mortgagee seeks or obtains any judicial relief regarding Rents or Leases, the same shall in no way prevent the concurrent or subsequent employment of any other appropriate rights or remedies nor shall same constitute an election of judicial relief for any foreclosure or any other purpose.  Mortgagee neither has nor assumes any obligations as lessor or landlord with respect to any Lease.  The rights of Mortgagee under this Article 3 shall be cumulative of all other rights of Mortgagee under the NL Loan Documents.

ARTICLE 4

Default

Section 4.1.  Events of Default.  The occurrence of any one of the following shall be a default under this Mortgage ("default" or "Default"):

(a)       Failure to Pay Indebtedness.  Any of the Secured Indebtedness is not paid within ten (10) days after the date as and when due, regardless of how such amount may have become due.

(b)       Nonperformance of Covenants.  Any covenant, agreement or condition herein (other than covenants otherwise addressed in another paragraph of this Section, such as covenants to pay the Secured Indebtedness) is not fully and timely performed, observed or kept, and such failure remains uncured for more than thirty (30) days after written notice thereof shall have been sent by Mortgagee to Mortgagor, unless the nature of the failure is such that (i) it cannot be cured within the thirty (30) day period, (ii) Mortgagor institutes corrective action within the thirty (30) day period, and (iii) Mortgagor diligently pursues such action until the failure is remedied and completes the cure thereof within a period of an additional thirty (30) days.

(c)       Representations.  Any statement, representation or warranty in any of the NL Loan Documents is false or misleading in any material respect on the date hereof or on the date as of which such statement, representation or warranty is made, and such statement, representation or warranty is not made true and correct (as of the time such corrective action is taken) within the applicable grace period (if any) provided for in such NL Loan Document.

(d)       Bankruptcy or Insolvency.  Mortgagor, Guarantor, Prudential or any other person liable, directly or indirectly, for any of the Secured Indebtedness (or any general partner, joint venturer or member of Mortgagor or such other person or entity):

             (i)       (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, Title 11 of the United States Code as now or hereafter in effect or any other law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (Title 11 of the United States Code and such other laws being herein called "Debtor Relief Laws"), or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

       (ii)                    Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

              (iii)                          Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement thereof and in any event within sixty (60) days from the date thereof; or

              (iv)                          Fails  to have discharged within a period of thirty (30) days, but in any event prior to sale, seizure or transfer of title, any attachment, sequestration, or similar writ levied upon any portion of  its property; provided, however, that the occurrence of the foregoing shall not constitute a Default so long as any such levy is being contested in good faith by proper proceedings which stays the enforcement of the same; or

             (v)             Fails to pay immediately or to have bonded off to the complete satisfaction of Mortgagee any final money judgment against it within a period of thirty (30) days from the date of entry, but in any event, prior to any action being taken to enforce the same.

(e)       Transfer of the Property.  Except for the Bank Mortgage and that certain Assignment of Rents and Leases as described in the Bank Loan Documents, any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Property or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except: (i) sales or transfers of items of the Accessories which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Mortgagor, having a value equal to or greater than the replaced items when new; and (ii) the grant, in the ordinary course of business, of a leasehold interest in a part of the Improvements to a tenant for occupancy, not containing a right or option to purchase and not in contravention of any provision of this Mortgage or of any other NL Loan Document.  Mortgagee may, in its sole discretion, waive a default under this paragraph, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following (if any) which Mortgagee may require:  the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Mortgagee in its sole judgment and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Mortgagee may require, a principal paydown on the NL Note, an increase in the rate of interest payable under the NL Note, a transfer fee, a modification of the term of the NL Note, and any other modification of the NL Loan Documents which Mortgagee may require.  NOTICE - THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED.

(f)       Abandonment.  The owner of the Property abandons any of the Property without the intent to return.

(g)       Default Under Bank Loan.  A default or event of default occurs under the Bank Loan Documents and which default or event of default remains uncured beyond any applicable grace and/or cure period provided therefore or foreclosure proceedings are instituted under the Bank Mortgage.

(h)       Destruction.  The Improvements are so demolished, destroyed or damaged that, in the reasonable opinion of Mortgagee, they cannot be restored or rebuilt with available funds in accordance with the terms hereof prior to the final maturity date of the Notes.

(i)       Condemnation.  (i) Any governmental authority shall require, or commence any proceeding for, the demolition of any building or structure comprising a part of the Premises, or (ii) there is commenced any proceeding to condemn or otherwise take pursuant to the power of eminent domain, or a contract for sale or a conveyance in lieu of such a taking is executed which provides for the transfer of, a material portion of the Premises.  For the purposes hereof, a taking or transfer of a material portion of the Premises shall mean any taking (or transfer in lieu thereof) to an extent that any current or proposed use of the Premises cannot be continued or any taking (or transfer in lieu thereof) of any portion which would result in the blockage or substantial impairment of access or utility service to the Improvements or which would cause the Premises to fail to comply with any Legal Requirement.

(j)       Liquidation, Etc.  The liquidation, termination, dissolution, insolvency, merger, consolidation or failure to maintain good standing of Mortgagor, or any general partner of Mortgagor in the State of New Jersey and/or the state of incorporation or organization, if different, or the death, legal incapacity or insolvency of J. Brian O'Neill.

(k)       Enforceability; Priority.  Any of the NL Loan Documents shall for any reason without Mortgagee's specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Mortgagee; or the liens, mortgages or security interests of Mortgagee in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Mortgagor or any person obligated to pay any part of the Secured Indebtedness.

(l)       Material Adverse Change.  In Mortgagee's reasonable opinion:  (a) the prospect of payment of all or any part of the Secured Indebtedness has been impaired because of a material, adverse change in the Property or the financial condition, results of operations, business or properties of Mortgagor, Guarantor, or any person liable, directly or indirectly, for any of the Secured Indebtedness, (b) a breach in any of the financial covenants regarding PRISA II as set forth in Section 19.1, 19.2 or 19.3 of the Multi-Party Agreement (b) a material impairment of any party to perform its obligation under the Amended and Restated Agreement of Limited Partnership or (c) a material adverse change upon the legality, validity, binding effect or enforceability of any of the NL Loan Documents, the Amended and Restated Agreement of Limited Partnership, the Ground Lease or the Redevelopment Agreement (as defined in the Settlement Agreement and Release).

(m)             Other Property Related Agreements.  A default or event of default occurs, by any party thereto, under any of the Amended and Restated Agreement of Limited Partnership, the Ground Lease or the Redevelopment Agreement, which default remains uncured beyond applicable grace and/or cure periods provided thereby, or any of the foregoing is modified in any matter whatsoever, without the prior written consent of Mortgagee, or is terminated for any reason whatsoever.

Section 4.2  Notice and Cure.  If any provision of this Mortgage or any other Loan Document provides for Mortgagee to give to Mortgagor any notice regarding a default or incipient default, then if Mortgagee shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the NL Note and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Mortgagee, all of which damages or other relief are hereby waived by Mortgagor. Nothing herein or in any other NL Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the NL Loan Documents.

ARTICLE 5

Remedies

Section 5.1.  Certain Remedies.  If a Default shall occur, which remains uncured, Mortgagee may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

(a)       Acceleration.  Mortgagee may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and such Secured Indebtedness shall thereupon be immediately due and payable.  Upon and such declaration, such Secured Indebtedness shall thereupon be immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor.  Without limitation of the foregoing, upon the occurrence of a Default described in clauses (A), (C) or (D) of subparagraph (i) of paragraph (d) of Section 4.1, hereof, all of the Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Mortgagor.

(b)       Enforcement of Assignment of Rents.  In addition to the rights of Mortgagee under Article 3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Mortgagee may: (1) collect and/or sue for the Rents in Mortgagee's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees and expenses, apply the net proceeds thereof to the Secured Indebtedness in such manner and order as Mortgagee may elect and/or to the operation and management of the Property, including the payment of management, brokerage and reasonable attorney's fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Mortgagee together with original counterparts of the Leases.

(c)         Foreclosure.  Mortgagee may, with or without entry, institute one or more actions for the complete or partial foreclosure of this Mortgage or to institute other proceedings according to law for foreclosure, and prosecute the same to judgment, execution and sale, for the collection of the Secured Indebtedness and all costs and expenses of such proceedings, including reasonable attorneys’ fees and actual attorneys’ expenses.

To the extent permitted by law, Mortgagee has the option of proceeding as to Mortgagor's interest in both the Premises and the Accessories in accordance with its rights and remedies in respect of the Property, in which event the default provisions of the Uniform Commercial Code will not apply.  Mortgagee also has the option of exercising, in respect of Mortgagor's interest in the Property consisting of Accessories, all of the rights and remedies available to a secured party upon default under the applicable provisions of the New Jersey Uniform Commercial Code.  In the event Mortgagee elects to proceed with respect to the Accessories separately from the Land, whenever applicable provisions of the New Jersey Uniform Commercial Code require that notice be reasonable, ten (10) days notice will be deemed reasonable.

(d)             Mortgages of Conveyance and Transfer Upon the completion of every foreclosure, the public officer acting under executive order of the court (a "Selling Official") will execute and deliver to each purchaser a bill of sale or deed of conveyance, as appropriate, for the items of the Property that are sold.  Mortgagor hereby grants every such Selling Official the power as the attorney-in-fact of Mortgagor to execute and deliver in Mortgagor's name all deeds, bills of sale and conveyances necessary to convey and transfer to the purchaser all of Mortgagor's rights, title and interest in the items of Property which are sold.  Mortgagor hereby ratifies and confirms all that such attorney-in-fact lawfully do pursuant to such power.  Nevertheless, Mortgagor, if so requested by the Selling Official or by any purchaser, will ratify any such sale by executing and delivering to such Selling Official or to such purchaser, as applicable, such deeds, bills of sale or other Mortgages of conveyance and transfer as may be specified in any such request.

(f)       Recitals.  The recitals contained in any Mortgage of conveyance or transfer made by a Selling Official to any purchaser at any Judicial Sale will, to the extent permitted by law, conclusively establish the truth and accuracy of the matters stated therein, including the amount of the Obligations, the occurrence of a Default, and the advertisement and conduct of such Judicial Sale in the manner provided herein or under applicable law, and the qualification of the Selling Official.  All prerequisites to such Judicial Sale will be presumed from such recitals to have been satisfied and performed.

(g)             Divestiture of Title; Bar.  To the extent permitted by applicable law, every sale made as contemplated by this Mortgage will operate to divest all rights, title, and interest of Mortgagor in and to the items of the Property that are sold, and will be a perpetual bar, both at law and in equity, against Mortgagor and Mortgagor’s heirs, executors, administrators, personal representatives, successors and assigns, and against everyone else, claiming the item sold either from, through or under Mortgagor or Mortgagor’s heirs, executors, administrators, personal representatives, successors or assigns.

(h)         Sale of Portion of Mortgaged Property. The Lien created by this Mortgage, as it pertains to any Property that remains unsold, will not be affected by foreclosure sale of less than all of the Property.

(i)         Receiver.  Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the laws of the State of New Jersey.  To the extent permitted by law, the right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor.  The expenses, including receiver's fees, reasonable attorneys' fees, costs and agent's commission incurred pursuant to the powers herein contained, together with interest thereon at the default rate under the Notes, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Secured Indebtedness against any such cash or deposits in such order as Mortgagee may elect.

       (j)   Uniform Commercial Code.  Mortgagee may exercise any or all of its rights and remedies under the New Jersey Uniform Commercial Code as in effect from time to time, (or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable law) or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative.  Mortgagee is hereby authorized and empowered to enter the Property or other place where the Accessories may be located without legal process, and to take possession of the Accessories without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of New Jersey.  Upon demand by Mortgagee, Mortgagor shall make the Accessories available to Mortgagee at a place reasonably convenient to Mortgagee.  Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Accessories, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code.  Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Accessories.  Mortgagee may choose to dispose of some or all of the property, in any combination consisting of both Accessories and Property, in one or more public or private sales to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code.  Mortgagor agrees that such a sale of Accessories together with Property constitutes a commercially reasonable sale of the Accessories.

(k)       Lawsuits.  Mortgagee may proceed by a suit or suits in equity or at law, whether for collection of the indebtedness secured hereby, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.  Mortgagor hereby assents to the passage of a decree for the sale of the Property by any equity court having jurisdiction.

(l)       Entry on Property.  Mortgagee is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Property.  Mortgagee shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose.  All costs, expenses and liabilities of every character reasonably incurred by Mortgagee in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Mortgagee pursuant to this Mortgage.  If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Property or any part thereof, or from any act or omission of Mortgagee in managing the Property unless such loss is caused by the willful misconduct and bad faith of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising, except as otherwise expressly provided in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property.  Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Property taken under this Section.

(m)             Other Rights and Remedies.  Mortgagee may exercise any and all other rights and remedies which Mortgagee may have under the NL Loan Documents, or at law or in equity or otherwise.

Section 5.3.  Proceeds of Foreclosure.  The proceeds of any sale held by Mortgagee or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith:  FIRST, to the payment of all necessary out of pocket costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys' fees and legal expenses, advertising costs, auctioneers' fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and reasonable attorneys' fees due and unpaid on the NL Note and the amounts due and unpaid and owed to Mortgagee under this Mortgage, the order and manner of application to the items in this clause FIRST to be in Mortgagee's sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor's representatives, successors or assigns, or such other persons or entities (including the Mortgagee or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Mortgagee is uncertain which person or persons are so entitled, Mortgagee may interplead such remainder in any court of competent jurisdiction, and the amount of any reasonable attorneys' fees, court costs and out of pocket expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

Section 5.4.  Mortgagee as Purchaser.  Mortgagee shall have the right to become the purchaser at any sale held by Mortgagee or by any receiver or public officer or at any public sale, and Mortgagee shall have the right to credit upon the amount of Mortgagee's successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured Indebtedness in such manner and order as Mortgagee may elect.

    Section 5.6.  Foreclosure as to Matured Debt.  Upon the occurrence of a Default, Mortgagee shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made.  The proceeds of such sale shall be applied as provided in Section 5.3 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Mortgagee deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.3 hereof.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness.

Section 5.6.  Remedies Cumulative.  All rights and remedies provided for herein and in any other NL Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Mortgagee shall, in addition to the rights and remedies provided herein or in any other NL Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other NL Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.7.  Mortgagee's Discretion as to Security.  Mortgagee may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Mortgagee in its sole discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.

Section 5.8.  Mortgagor's Waiver of Certain Rights.  To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Mortgagor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created.  Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever.  To the extent permitted by law, Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to any provision of New Jersey law pertaining to the rights and remedies of sureties.  If any law referred to in this Section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section to the extent permitted by law.

Section 5.9.  Delivery of Possession After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, or successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will.  Except as otherwise expressly agreed to by Mortgagee in any subordination, non-disturbance and attornment agreement executed by Mortgagee with respect to the Property, after such foreclosure, any Leases to tenants or subtenants that are subject to this Mortgage (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Mortgagee or any purchaser at such sale, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Mortgagee or any purchaser or purchasers, terminate within sixty (60) days from the date of sale.  In the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE 6

Miscellaneous

Section 6.1.  Scope of Mortgage.  This Mortgage is a mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a financing statement and a collateral assignment, and also covers proceeds and fixtures.

Section 6.2.  Effective as a Financing Statement.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated.  This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the New Jersey Uniform Commercial Code, in effect from time to time, and similar provisions (if any) of the Uniform Commercial Code, as in effect from time to time, as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated.  This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office.  The mailing address of Mortgagor and the Mortgagee are set forth at the preamble of this Mortgage.  A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

Section 6.3.  Notice to Account Debtors.  In addition to the rights granted elsewhere in this Mortgage, following a Default, Mortgagee may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Mortgagee directly.

Section 6.4.  Waiver by Mortgagee.  Mortgagee may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other NL Loan Document, without impairing or releasing the liability of any other party.  No such act shall in any way affect the rights or powers of Mortgagee hereunder except to the extent specifically agreed to by Mortgagee in such writing.

Section 6.5.  No Impairment of Security.  The lien, security interest and other security rights of Mortgagee hereunder or under any other NL Loan Document shall not be impaired by any indulgence, moratorium or release granted by Mortgagee including, but not limited to, any renewal, extension or modification which Mortgagee may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.  The taking of additional security by Mortgagee shall not release or impair the lien, security interest or other security rights of Mortgagee hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lien mortgagee in the Property (without implying hereby Mortgagee's consent to any junior lien).

Section 6.6.  Acts Not Constituting Waiver by Mortgagee.  Mortgagee may waive any default without waiving any other prior or subsequent default.  Mortgagee may remedy any default without waiving the default remedied.  Neither failure by Mortgagee to exercise, nor delay by Mortgagee in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified.  No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances.  Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Mortgagee in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Mortgagee of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder, notwithstanding any notation on or accompanying such partial payment to the contrary.

Section 6.7.  Mortgagor's Successors.  If the ownership of the Property or any part thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the Secured Indebtedness in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby.  No transfer of the Property, no forbearance on the part of Mortgagee, and no extension of the time for the payment of the Secured Indebtedness given by Mortgagee shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby.  Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other NL Loan Documents made by Mortgagee and any subsequent owner of the Property, with or without notice to Mortgagor, and no such modifications shall impair the obligations of Mortgagor under this Mortgage or any other NL Loan Document.  Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Mortgagee's consent to any transfer of the Property.

Section 6.8.  Place of Payment; Forum; Waiver of Jury Trial.  All Secured Indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the NL Note (or if no such designation is made, at the address of Mortgagee indicated at the end of this Mortgage).  Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state or federal court sitting in the State of New Jersey or of any state or federal court sitting in the jurisdiction in which the Secured Indebtedness is payable over any suit, action or proceeding arising out of or relating to this Mortgage or the Secured Indebtedness.  Mortgagor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New Jersey state court or any United States federal court sitting in the jurisdiction in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated at the end of this Mortgage, or at a subsequent address of Mortgagor of which Mortgagee received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Mortgagee to serve process in any manner permitted by law or limit the right of Mortgagee to bring proceedings against Mortgagor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR AND MORTGAGEE (BY ACCEPTANCE OF THIS MORTGAGE) WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER NL LOAN DOCUMENT.

Section 6.9.  Subrogation to Existing Liens; Vendor's Lien.  To the extent that proceeds of the NL Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or Mortgagee of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured Indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Mortgagee is subrogated hereunder.  It is expressly understood that, in consideration of the payment of such indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.  To the extent permitted by law, if all or any portion of the proceeds of the loans evidenced by the Notes or of any other Secured Indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor's lien is waived; and Mortgagee shall have, and is hereby granted, a vendor's lien on the Property as cumulative additional security for the Secured Indebtedness.  To the extent permitted by law, Mortgagee may foreclose under this Mortgage or under the vendor's lien without waiving the other or may foreclose under both.

Section 6.10.  Application of Payments to Certain Indebtedness.  If any part of the Secured Indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.

Section 6.11.  Nature of Loans; Compliance with Usury Laws.  The loan evidenced by the NL Notes is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise.  It is the intent of Mortgagor and Mortgagee and all other parties to the NL Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between Mortgagee and Mortgagor (or any other party liable with respect to any indebtedness under the NL Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Mortgage, the NL Note or any other NL Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount").  If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document.  If Mortgagee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Mortgagor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the NL Note or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Mortgagee does not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term "applicable law" shall mean the laws of the State of New Jersey or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

    Section 6.12.  Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other NL Loan Document shall be in writing and, unless otherwise specifically provided in such other NL Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the party as set forth in Multi-Party Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile.  Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any NL Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.13.  Invalidity of Certain Provisions.  A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.14.  Gender; Titles; Construction.  Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.  The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision.  The term "person" and words importing persons as used in this Mortgage shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.15.  Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the NL Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

Section 6.16.  Mortgagee's Consent.  Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee is required or requested, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee's judgment, and (b) no approval or consent of Mortgagee shall be deemed to have been given except by a specific writing intended for the purpose and executed by an authorized representative of Mortgagee.

Section 6.17.  Mortgagor.  Unless the context clearly indicates otherwise, as used in this Mortgage, "Mortgagor" means the Mortgagors named in the Preamble of this Mortgage.  The obligations of Mortgagor hereunder shall be joint and several.  If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Mortgagee that this instrument is executed, acknowledged and delivered by Mortgagor's duly authorized representatives.  If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor's disability.

Section 6.18.  Execution; Recording.  This Mortgage has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument.  The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof.  Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 6.19.  Successors and Assigns.  The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the successors and assigns of Mortgagor, and shall inure to the benefit of Mortgagee and shall constitute covenants running with the Land.  All references in this Mortgage to Mortgagor shall be deemed to include all such successors and assigns of Mortgagor.

Section 6.20.  Modification or Termination.  The NL Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted.  Any alleged modification or termination which is not so documented shall not be effective as to any party.

Section 6.21.  No Partnership, Etc..  The relationship between Mortgagee and Mortgagor is solely that of lender and borrower.  No Mortgagee has any fiduciary or other special relationship with Mortgagor.  Nothing contained in the NL Loan Documents is intended to create any partnership, joint venture, association or special relationship between Mortgagor and Mortgagee or in any way make Mortgagee a co-principal with Mortgagor with reference to the Property. All agreed contractual duties between or among Mortgagee and Mortgagor are set forth herein and in the other NL Loan Documents and any additional implied covenants or duties are hereby disclaimed.  Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.22.  Applicable Law.    THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY NEW JERSEY LAW AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW JERSEY ARE GOVERNED BY THE LAWS OF SUCH OTHER JURISDICTION.

Section 6.23.  Entire Agreement.  The NL Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the NL Loan Documents.  Mortgagor hereby acknowledges that, except as incorporated in writing in the NL Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the NL Loan Documents.

Section 6.24.  Intercreditor Agreement; Conflicts.  Notwithstanding anything to the contrary contained herein, this Mortgage (including, without limitation the enforcement of the rights, remedies and obligations as set forth hereunder) is and shall remain subject and the terms, covenants, conditions set forth in the Intercreditor Agreement.  In the event of any conflict or ambiguity with between the terms, covenants and conditions of the Intercreditor Agreement and this Mortgage, the provisions of the Intercreditor Agreement shall control.

SIGNATURES BEGIN ON FOLLOWING PAGE

IN WITNESS WHEREOF, Mortgagor has executed this instrument under seal as of the date first written on page 1 hereof.

MORTGAGOR:

SAYREVILLE SEAPORT ASSOCIATES, L.P., a Delaware
limited partnership

By:    Sayreville Seaport Associates Acquisition
          Company, LLC, a Delaware limited liability company
          General Partner

By:  /s/ Jon Robinson             (SEAL)
                              Name:  Jon Robinson
      Title:  Vice President

COMMONWEALTH OF PENNSYLVANIA, COUNTY OF Montgomery, TO WIT:

I HEREBY CERTIFY, that on this 15th day of October, 2008, before me, the undersigned Notary Public of said State, personally appeared Jon Robinson, who acknowledged himself to be the Vice President of Sayreville Seaport Associates Acquisition Company, LLC, a Delaware limited  liability company and the General Partner of  Sayreville Seaport Associates, L.P., a Delaware limited partnership, known to me, (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Vice President of said limited liability company by signing the name of the limited liability company by himself as Vice President.

WITNESS my hand and Notarial Seal.

/s/ Harry A. Reichner
Harry A. Reicher, Notary Public

My Commission Expires:  November 13, 2010

EXHIBIT A
LEGAL DESCRIPTION

Includes meets and bounds legal description of property parcels C performed by CME Associates dated December 12, 2007.